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                              TOYOTA LEASING, INC.

                                   AND

           U.S NATIONAL ASSOCIATION, AS 1998-B SECURITIZATION TRUSTEE


                         TOYOTA AUTO LEASE TRUST 1998-B
                      AUTO LEASE ASSET-BACKED CERTIFICATES

                           INSTRUMENT OF AMENDMENT OF
                      1998-B SECURITIZATION TRUST AGREEMENT


                            Dated as of May 12, 2000

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                         TOYOTA AUTO LEASE TRUST 1998-B

                      AUTO LEASE ASSET-BACKED CERTIFICATES

                           INSTRUMENT OF AMENDMENT OF

                      1998-B SECURITIZATION TRUST AGREEMENT


         THIS INSTRUMENT OF AMENDMENT, dated as of May 12, 2000 (the "Amendment"), between Toyota Leasing, Inc. ("TLI"), in its capacity as transferor (the "Transferor"), and U.S. Bank National Association ("U.S. Bank"), in its capacity as the trustee (the "1998-B Securitization Trustee"), is made with respect to amending the 1998-B Securitization Trust Agreement, dated as of September 1, 1998 (the "1998-B Securitization Trust Agreement"), between TLI and U.S. Bank.

                                    RECITALS

                  WHEREAS, the parties hereto wish to enter into this Amendment in order to amend and supplement certain provisions of the 1998-B Securitization Trust Agreement to increase the size of the reserve fund; and

                  WHEREAS, TLI desires to fund the increased reserve fund by making a capital contribution.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. For all purposes of this Amendment, unless otherwise defined herein, all capitalized terms used herein shall have the meanings attributed to them in the Annex of Definitions to the Titling Trust Agreement, or the Annex of Supplemental Definitions to the 1998-B SUBI Supplement.

         SECTION 2. AMENDMENT TO SECTION 1.01. The following paragraph is added following the first paragraph of Section 1.01:

                  Notwithstanding the foregoing paragraph, the term "Specified Reserve Fund Balance," as used in this 1998-B Securitization Trust Agreement, shall have the following definition:

                  "SPECIFIED RESERVE FUND BALANCE" means, with respect to any Monthly Allocation Date, $105,923,937 (9.630% of the Aggregate Net Investment Value as of the Cutoff Date); provided, however, that the Specified Reserve Fund Balance shall in no event be more than the lesser of (1) the Adjusted Investor Balance or (2) the greater of (A) 20% of the aggregate of the Residual Values of Contracts that are not Matured Contracts as of the last day of the preceding Collection Period or (B) $60,496,537.49 (or $71,495,907.94 if


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         (i) the average of the Charge-off Rates for the three preceding
         Collection Periods exceeds 1.25%, (ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds 1.25%, or (iii) the Residual Value Test is not satisfied as of the related Determination Date).

         SECTION 3. AMENDMENT TO SECTION 3.02. The following sentence is added to the end of the second sentence of paragraph (h) of Section 3.02:

                  Subsequent to the Closing Date, the Transferor may, at its discretion, deposit cash or other property into the Reserve Fund on any Business Day, provided that the Transferor receives prior written consent from the 1998-B Securitization Trustee.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective officers as of the date first written above.

                                             TOYOTA LEASING, INC.,
                                             as Transferor

                                             By: /S/ LLOYD MISTELE
                                                --------------------------------
                                                Name:    Lloyd Mistele
                                                Title:   President


                                             U.S. BANK NATIONAL ASSOCIATION,
                                             as 1998-B Securitization Trustee
                                             and as Securities Intermediary

                                             By: /S/ MELISSA ROSAL
                                                --------------------------------
                                                Name:    Melissa Rosal
                                                Title:   Vice President


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